EXHIBIT 99.1

Ultra Petroleum Announces Intention to Work With Fir Tree Partners and Other Significant Stakeholders to Continue Pursuing Value-Maximizing Strategies

HOUSTON, Sept. 27, 2017 (GLOBE NEWSWIRE) -- Ultra Petroleum Corp. (NASDAQ:UPL) announced today its intention to work collaboratively with Fir Tree Partners (“Fir Tree”), its largest shareholder, to pursue value-maximizing strategies.

Michael D. Watford, President, Chairman and CEO, said, “We are very engaged with all of our stakeholders, including a constructive dialog with Fir Tree Partners, and share their excitement for our business. We look forward to collaborating with them on both immediate and long-term initiatives to help drive shareholder value.”

In particular, the Company plans to address the following in the near-term:

  Capital Structure.  Explore ways to increase liquidity, de-lever the balance sheet and increase share repurchase capacity.

  Non-Core Assets.  Engage an investment bank to explore divesting certain non-core assets in the Marcellus / Uinta basins.

  Cash Flow.  Opportunistically increase our current commodity hedging program to better ensure predictable, stabilized cash flows and EBITDA.

  Capital Allocation.  Review the capital allocation program to optimize a healthy balance between exploiting UPL’s premier asset base and generating incremental free cash flow.

  Clarity / Disclosure.  Increase clarity to the market regarding:

  -  high quality and repeatability of the Company’s inventory;
  -  long term acreage development plans;
  -  low cost structure / minimal well cost inflation;
  -  abundant low priced pipeline capacity to transport gas; and
  -  potential significant impact that horizontal development can have on the Company’s well returns and inventory.

About Ultra Petroleum

Ultra Petroleum Corp. is an independent energy company engaged in domestic natural gas and oil exploration, development and production. The company is listed on NASDAQ and trades under the ticker symbol “UPL”. Additional information on the company is available at www.ultrapetroleum.com.

About Fir Tree Partners

Fir Tree Partners, founded in 1994 and located in New York City (HQ) and Miami, is a value-oriented investment manager that manages private investment funds for endowments, charitable and philanthropic foundations, pension funds and other institutional and private investors. Fir Tree manages approximately $9.4 billion, invested worldwide in public and private companies across a wide variety of sectors and securities. Fir Tree has direct control over approximately 18.48% of Common Shares and total economic interest in approximately 22.12% of Common Shares of UPL.

This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statement, including any opinions, forecasts, projections or other statements, other than statements of historical fact, are or may be forward-looking statements. Although the Company believes the expectations reflected in any forward-looking statements herein are reasonable, it can give no assurance that such expectations will prove to have been correct and actual results may differ materially from those projected or reflected in such statements. Certain risks and uncertainties inherent in the Company’s business as well as risks and uncertainties related to its operational and financial results are set forth in its filings with the SEC, particularly in the section entitled "Risk Factors" included in its Annual Report on Form 10-K for the most recent fiscal year, its most recent Quarterly Reports on Form 10-Q, and from time to time in other filings made by the Company with the SEC. Some of these risks and uncertainties include, but are not limited to, increased competition, the timing and extent of changes in prices for oil and gas, particularly in the areas where it owns properties, conducts operations, and markets its production, as well as the timing and extent of its success in discovering, developing, producing and estimating oil and gas reserves, weather and government regulation, the availability of oil field services, personnel and equipment. The Company’s SEC filings are available upon written request to Ultra Petroleum Corp. at 400 North Sam Houston Parkway East, Suite 1200, Houston, Texas 77060 (Attention: Investor Relations) or on its website (www.ultrapetroleum.com) or from the SEC on their website at www.sec.gov or by telephone request at 1-800-SEC-0330.

For further information contact:
Sandi Kraemer
Director, Investor Relations
Phone: 281-582-6613
Email: skraemer@ultrapetroleum.com